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                              CERTIFICATE OF TRUST

                                       OF

                                MVBI CAPITAL TRUST


  THIS CERTIFICATE OF TRUST OF MVBI CAPITAL TRUST (the "Trust"), dated February 14, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, Linn H. Bealke, Paul M. Strieker and Carol Dolenz, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1. NAME. The name of the business trust formed hereby is MVBI Capital Trust.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective on February 14, 1997.

  IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                         WILMINGTON TRUST COMPANY, as trustee


                                         By: /s/ Donald G. MacKelcan
                                            ---------------------------------
                                         Name: Donald G. MacKelcan
                                              -------------------------------
                                         Title: Assistant Vice President
                                               ------------------------------


                                           /s/ Linn H. Bealke
                                         --------------------------------------
                                         Linn H. Bealke, as Trustee


                                           /s/ Paul M. Strieker
                                         --------------------------------------
                                         Paul M. Strieker, as Trustee


                                           /s/ Carol Dolenz
                                         --------------------------------------
                                         Carol Dolenz, as Trustee
    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/14/1997
   971049874 - 2718286